RUDDICK CORPORATION
RESTRICTED STOCK AWARD AGREEMENT

            THIS RESTRICTED STOCK AWARD AGREEMENT (this "Award Agreement"), made and entered into as of the ____ day of _____________, 200__ (the "Award Date") by and between Ruddick Corporation, a North Carolina corporation (the "Corporation") and the Restricted Stock award recipient (the "Participant") set forth on the attached Notice of Award of Restricted Stock.

            WHEREAS, the Corporation has adopted the Ruddick Corporation 1997 Comprehensive Stock Option and Award Plan, the Ruddick Corporation 2000 Comprehensive Stock Option and Award Plan and the Ruddick Corporation 2002 Comprehensive Stock Option and Award Plan (collectively, the "Stock Plans" and individually, a "Stock Plan"); and

            WHEREAS, the Participant is employed by the Corporation or one of its Subsidiaries and therefore is eligible to receive an award of Restricted Stock under the Stock Plans; and

            NOW, THEREFORE, the Corporation and the Participant agree as follows:

             1.         Subject to the terms and conditions set forth herein, in the attached Notice of Grant of Restricted Stock (the "Notice") and in the Stock Plan identified in the Notice (the "Plan"), the Corporation awards to the Participant that number of shares of the Corporation's common stock (the "Restricted Stock") set forth in the Participant's Notice subject to the restriction period commencing on the Award Date and ending on the date specified in the Notice (the "Restricted Period").

             2.            Notwithstanding the Restricted Period in the Notice, in the event that the Participant retires with the consent of the Corporation or any of its Subsidiaries, or the Participant ceases to be employed by the Corporation or one of its Subsidiaries by reason of the Participant's death or Disability (defined as an injury or illness resulting in the inability of a Participant to engage in the Participant's profession by reason of any medically determinable physical or mental impairment which can be expected to result in death or which is to last or can be expected to last for a continuous period of not less than twelve months), the Restricted Stock granted hereby, to the extent that such Restricted Stock have not previously vested, shall become fully vested.

             Retirement by the Participant, in accordance with the provisions of any retirement plan of the Corporation in which the Participant was a participant on the date of termination of employment, at the normal retirement date under such retirement plan, or if such date is not so determinable, then at or after the attainment of age 65 by the Participant, shall constitute a retirement with the consent of the Corporation for the purposes of this Award Agreement.  As provided in Section 12 hereof, the Committee shall have absolute and uncontrolled discretion to determine whether any other termination of the Participant's employment is to be considered as retirement with the consent of the Corporation for the purposes of this Award Agreement and whether an authorized leave of absence or absence on military or government service or otherwise shall constitute a termination of employment for the purposes of this Award Agreement.

              3.         The unvested Restricted Stock hereby granted shall be immediately forfeited and returned to the Corporation if the Participant's employment is terminated for any reason, including without limitation, for cause (as determined by the Committee in its sole discretion).

              4.         A certificate or certificates representing the shares of Restricted Stock shall be issued to and registered in the name of the Participant.  Unless otherwise determined by the Committee, such certificate or certificates will be held in custody by the Corporation until (i) the Restriction Period expires and the restrictions or limitations lapse, in which case one or more certificates representing such shares of Restricted Stock that do not bear a restrictive legend (other than any legend as required under applicable federal or state securities laws) shall be delivered to the Participant, or (ii) a prior forfeiture by the Participant of the shares of Restricted Stock subject to such Restriction Period, in which case the Corporation shall cause such certificate or certificates to be canceled and the shares represented thereby to be retired.  It shall be a condition of an award of Restricted Stock that the Participant deliver to the Corporation a stock power endorsed in blank relating to the shares of Restricted Stock to be held in custody by the Corporation.

             5.         Restricted Stock of Common Stock issued pursuant to this Award Agreement will be issued only in the name of the Participant and may not be transferred into the name of any agent of or nominee for the Participant.

            6.         Whenever the word "Participant" is used in any provision of this Award Agreement under circumstances where the provision should logically be construed to apply to the estate, personal representative, or beneficiary to whom the Restricted Stock may be transferred by will or by the laws of descent and distribution, it shall be deemed to include such person.

            7.         The Participant shall be deemed for any purpose to be a shareholder of the Corporation with respect to any Restricted Stock.  Adjustment will be made for dividends or other rights.

            8.         In addition to and notwithstanding anything to the contrary contained in the Plan, in the event of (i) the adoption of a plan of merger or consolidation of the Corporation with any other corporation or association as a result of which the holders of the voting capital stock of the Corporation as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation; (ii) the approval by the Board of Directors of an agreement providing for the sale or transfer (other than as security for obligations of the Corporation) of substantially all the assets of the Corporation, or (iii) in the absence of a prior expression of approval of the Board of Directors, the acquisition of more than 20% of the Corporation's voting capital stock by any person within the meaning of Section 13(d)(3) of the Act, other than a person, or group including a person, who beneficially owned, as of the Effective Date of the Plan, more than 5% of the Corporation's securities; then, the Restricted Stock granted hereunder shall become immediately vested, subject to any appropriate adjustments in the number of shares.

            The existence of this award of Restricted Stock shall not affect in any way the right or power of the Corporation or its subsidiaries to make adjustments, reclassifications,

reorganizations or other changes in the Corporation's capital structure or its business, or to issue any bonds, debentures, preferred or prior preference stocks ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or to merge or consolidate, or to dissolve or liquidate, or to sell or transfer all or any part of its assets or business, or any other corporation act or proceeding, whether of a similar character or otherwise.

             9.         Anything in this Award Agreement or the Participant's Notice to the contrary notwithstanding, if, at any time specified herein for the issue of shares to the Participant, any law, or any regulation or requirement of the Securities and Exchange Commission or any other governmental authority having jurisdiction in the premises, shall require either the Corporation or the Participant to take any action in connection with the shares of Common Stock then to be issued, the issue of such shares shall be deferred until such action shall have been taken, the Corporation shall be under no obligation to take such action, and the Corporation shall have no liability whatsoever as a result of the non-issuance of such shares, except to refund to the Participant any consideration tendered in respect of the exercise price.

            10.       Any dispute or disagreement which shall arise under, or as a result of, or pursuant to, this Award Agreement or the Participant's Notice shall be determined by or in the manner specified by the Committee in its absolute and uncontrolled discretion, and the determinations or interpretations by the Committee shall be final, binding and conclusive on all persons affected thereby.  The Plan and this Award Agreement may be amended, modified, discontinued or terminated as provided in the Plan.

             11.       Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows:  to the Corporate Secretary of the Corporation, at 301 South Tryon Street, Suite 1800, Charlotte, North Carolina 28202, or at such other address as the Corporation, by notice to the Participant, may designate in writing from time to time; to the Participant, at the Participant's address as shown on the records of the Corporation, or at such other address as the Participant, by notice to the Corporation, may designate in writing from time to time.

             12.       This Award Agreement is subject in all respects to the terms and conditions contained in the Plan and the Participant's Notice, copies of which are attached hereto and incorporated herein by reference.  All capitalized terms used but not defined herein shall have the same meaning as set forth in the Plan, unless the context clearly indicates otherwise.

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